ITEM 77C

MFS MULTIMARKET INCOME TRUST

OCTOBER 1, 2002

1.   To elect a Board of Trustees.

William R. Gutow

                No. of Shares      % of Outstanding Shares % of Shares Voted

Affirmative      75,155,336.035           89.736%               97.640%

Withhold          1,816,252.449            2.169%                2.360%

TOTAL             76,971,588.484            91.905%             100.000%

J. Atwood Ives

                 No. of Shares      % of Outstanding Shares % of Shares Voted

Affirmative    75,223,214.831               89.817%               97.729%

Withhold         1,748,373.653               2.088%                2.271%

TOTAL           76,971,588.484               91.905%              100.000%

Abby M. O'Neill

                 No. of Shares      % of Outstanding Shares % of Shares Voted

Affirmative      75,060,585.252           89.623%                 97.517%

Withhold          1,911,003.232            2.282%                  2.483%

TOTAL             76,971,588.484           91.905%                100.000%


Jeffrey L. Shames

                 No. of Shares       % of Outstanding Shares % of Shares Voted

Affirmative      75,135,124.123              89.712%                 97.614%

Withhold         1,836,464.361                2.193%                  2.386%

TOTAL            76,971,588.484               91.905%                100.000%


2. To ratify the selection of Ernst & Young LLP as the independent public accountants for the current fiscal year.


             No. of Shares     % of Outstanding Shares     % of Shares Voted

Affirmative   75,617,177.463            90.288%                 98.240%

Against        642,594.563                .767%                   .835%

Abstain         711,816.458                .850%                  .925%

TOTAL          76,971,588.484             91.905%                100.0000


FUND TOTALS:                            SHARES

RECORD TOTAL                         83,751,264.822

VOTED SHARES                         76,971,588.484

PERCENT VOTED                                91.905%